Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports First Quarter 2018 Results
Business transformation continues as gross profit per barrel improves for Specialty Products and Fuel Products segments
INDIANAPOLIS — (PR NEWSWIRE) — May 15, 2018 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the first quarter ended March 31, 2018, as follows:

	Three Months Ended March 31,
	2018	2017
	(Dollars in millions, except per unit data)
Net loss	$(4.8)	$(6.2)
Limited partners’ interest basic and diluted net loss per unit	$(0.06)	$(0.08)
Adjusted EBITDA	$75.0	$78.7
The Partnership’s $4.8 million net loss and $75.0 million of Adjusted EBITDA for first quarter 2018 included, but were not limited to, the following: a $3.1 million favorable lower of cost or market (“LCM”) inventory adjustment; $3.7 million of expense related to enterprise resource planning (“ERP”) system costs; $2.1 million of realized hedging losses; and $4.0 million in acquisition costs. Excluding these impacts, Adjusted EBITDA for the first quarter 2018 would have been $81.7 million.
For detailed information on Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of Net Loss To EBITDA, Adjusted EBITDA and Distributable Cash Flow.”
Management Commentary
“I am pleased to report that Calumet has delivered another solid quarter of results,” said Tim Go, Chief Executive Officer of Calumet. “Continued strength in our Branded Products division, coupled with solid execution against our self-help initiatives, have allowed Calumet to continue the positive momentum we established over the last six quarters. Adjusting for divestitures from our portfolio, our first quarter results represent a significant improvement to the first quarter last year. Further, we were able to increase our gross profit per barrel in both our specialty and fuels segments, despite heavy turnaround and maintenance activity at a few of our facilities and the continued upward trajectory of crude prices.”
Go concluded, “We remain intently focused on progressing our strategic priorities this year. We continue to look for opportunities to reduce leverage on our balance sheet, enhance our cash flows, and position Calumet for continued sustainable growth. We strengthened our balance sheet by completing the early redemption of our high interest senior secured notes and by extending our corporate revolving credit facility another five years. In addition, we partnered with The Heritage Group to make a commitment to renewable base oil technology through the acquisition of Biosynthetic Technologies, LLC, which is representative of our long-term vision of producing innovative value-enhancing specialty products for our customers. The partners intend to explore a range of alternatives to maximize the value of the acquired estolides technology. This could include internal or external licensing or the sale of the technology for applications across a diverse portfolio of products and solutions in a variety of end-markets. One of the first potential uses of this proprietary technology is commercial production of renewable esters at our Missouri plant. In summary, we look forward to building on the momentum we created, as we continue to transform our specialty products business.”
Specialty Products Segment | Results Summary

	Three Months Ended March 31,
	2018	2017
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$69.6	$82.3
Specialty products segment Adjusted EBITDA	$37.7	$45.6
Specialty products segment gross profit per barrel	$33.11	$31.85
Specialty products TTM Adjusted EBITDA Margin	13.9%	13.7%

The specialty products segment gross profit of $69.6 million and Adjusted EBITDA of $37.7 million were down compared to $82.3 million and $45.6 million in the year-ago period, respectively. This includes the impact of turnaround and maintenance activity at the Shreveport facility and $4.0 million in acquisition-related costs. Specialty products segment gross profit per barrel of $33.11 increased approximately 4% compared to $31.85 in the year-ago period, driven in part by the growing contribution from the higher-margin Branded Products division and despite the over 21% rise in the price of crude oil year-over-year. Inclusive of the $4.0 million acquisition related costs, negative impacts of higher crude prices and lower volumes due to downtime at Shreveport, the specialty segment trailing twelve-month Adjusted EBITDA Margin results of 13.9% improved compared to 13.7% one year ago.
Fuel Products Segment | Results Summary

	Three Months Ended March 31,
	2018	2017
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$43.6	$47.2
Fuel products segment Adjusted EBITDA	$38.7	$36.8
Fuel products segment gross profit per barrel	$7.49	$5.19

Fuel products segment gross profit of $43.6 million declined year-over-year, but Adjusted EBITDA of $38.7 million increased over 5% compared to the reported figures from the year-ago period despite the divestiture of the Superior refinery that took place in fourth quarter 2017, as well as turnaround and maintenance activity at both the Great Falls and Shreveport facilities. Notwithstanding, the heavy downtime and maintenance activity during the quarter, gross profit per barrel of $7.49 marked an improvement of approximately 44% relative to the year-ago results, benefiting from the 14% improvement in the benchmark Gulf Coast 211 crack spread, and the widening WTI/WCS crude differentials, partially offset by realized hedging losses of $2.1 million. First quarter results also include benefits related to lower the Partnership’s Renewable Identification Numbers (“RINs”) market prices and a reduction in our 2017 RINs obligation.
Partnership Liquidity
As of March 31, 2018, the Partnership had total liquidity of $458.4 million, comprised of $146.6 million of unrestricted cash and availability under the revolving credit facility of $311.8 million. As of March 31, 2018, Calumet had a $351.4 million borrowing base, $39.6 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.
Financial Guidance
Full-Year 2018 Capital Spending Forecast
Through the first quarter of 2018, total capital spending was $22.5 million, primarily related to maintenance and turnaround activity. For the full-year 2018, the Partnership continues to anticipate total capital expenditures to come within range of its previously stated annual guidance of $80 to $90 million.
Second Quarter 2018 Timing Expectations
West Griffin, Executive Vice President & Chief Financial Officer of Calumet, concluded, “We continue to make good progress in addressing our ERP issues. The reduced spend from $6.9 million in the fourth quarter of 2017 to $3.7 million this quarter reflects the reduction in the amount of effort to process items in the system. While our front-end processes are no longer a hindrance to the business, the residual effects from the issues we encountered in going live on the system are still being dealt with in the back office, resulting in delays in our filings. That said, we are cautiously optimistic that these effects should largely be resolved by the end of June. While we cannot assure that we will file within the normal timeline, we are very encouraged by the progress made to date. Regarding our second quarter filing expectations, we plan to issue our earnings release concurrent with the filing of the fiscal second quarter 10-Q deadline. As always, our first priority is maintaining the integrity of our numbers; secondarily we will prioritize the timely reporting of our results within SEC guidelines. We continue to work closely with our implementation partner to capture the system's full benefits and enable us to capitalize on new categories of self-help, including opportunities to optimize transportation and procurement, improve sales and optimize product mix.”
2018 Renewable Fuel Standard (“RFS”) Compliance Impact Forecast
The Partnership records its outstanding RINs obligation as a balance sheet liability. This liability is marked-to-market on a quarterly basis to reflect the market price of RINs on the last day of each quarter. The Partnership expects its gross estimated annual RINs obligation, which includes RINs that are required to be secured through either blending or through the purchase of RINs in the open market, will be up to 85 million RINs for the full-year 2018, excluding the potential for any hardship waivers that may or may not be granted by the U.S. Environmental Protection Agency (“EPA”) to any of the Partnership’s fuel refineries at a later time, and excluding the impact of the

Superior refinery divestiture in the fourth quarter of 2017. Calumet expects to be able to satisfy a portion of its 2018 gross RINs obligation through internal blending efforts.

Operations Summary
The following table sets forth information about the Partnership’s combined operations from continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended March 31,
	2018	2017
	(In bpd)
Total sales volume (1)	88,033	129,856
Total feedstock runs (2)	84,492	132,165
Facility production: (3)
Specialty products:
Lubricating oils	10,031	15,160
Solvents	7,984	7,345
Waxes	1,239	1,477
Packaged and synthetic specialty products (4)	2,438	2,566
Other	1,706	2,048
Total	23,398	28,596

Fuel products:
Gasoline	17,848	37,568
Diesel	23,049	33,011
Jet fuel	3,747	6,763
Asphalt, heavy fuel oils and other	16,929	29,413
Total	61,573	106,755
Total facility production (3)	84,971	135,351

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The decrease in total sales volume for the three months ended March 31, 2018, as compared to the same period in 2017, is due primarily to the divestiture of the Superior Refinery in November 2017, turnaround activities at the Shreveport refinery and certain third-party processing facilities and maintenance activities.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The decrease in total feedstock runs for the three months ended March 31, 2018, as compared to the same period in 2017, is due primarily to the divestiture of the Superior refinery in November 2017, turnaround activities at the Shreveport refinery and certain third-party processing facilities and maintenance activities.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three months ended March 31, 2018, as compared to the same period in 2017, is due primarily to the operational items discussed above in footnote 2.

(4)	Represents production of branded and packaged specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.

Derivatives Summary
The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017
	(In millions)
Realized loss on derivative instruments	$(2.1)	$(4.9)
Unrealized gain on derivative instruments	2.0	10.6
Total derivative gain (loss) reflected in the unaudited condensed consolidated statements of operations	$(0.1)	$5.7
Total loss on commodity derivative settlements	$(2.1)	$(4.9)
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on May 16, 2018 to discuss the financial and operational results for the first quarter 2018. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 6391948. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures, (iii) our access to capital to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, (iv) the effectiveness of our enterprise resource planning (“ERP”) system to further enhance operating efficiencies and provide more effective management of our business operations and (v) our expectation regarding the timing of the issuance of our 2018 second quarter earnings release and filing of our Quarterly Report Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
We include in this press release the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted EBITDA Margin. We provide reconciliations of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net loss, our most directly comparable financial performance measure. We also provide a reconciliation of Distributable Cash Flow to Net cash used in operating activities, our most directly comparable liquidity measure. Both Net loss and Net cash used in operating activities are calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted EBITDA Margin are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.
We define Adjusted EBITDA for any period as: (1) net income (loss); plus (2)(a) interest expense (including debt issuance and extinguishment costs); (b) income taxes; (c) depreciation and amortization; (d) impairment; (e) unrealized losses from mark-to-market accounting for hedging activities; (f) realized gains under derivative instruments excluded from the determination of net income (loss); (g) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (h) debt refinancing fees, premiums and penalties; (i) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (j) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark-to-market accounting for hedging activities; (b) realized losses under derivative instruments excluded from the determination of net income (loss) and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.
We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.
The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 6.50% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for additional details regarding the covenants governing our debt instruments.
EBITDA, Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to Net loss, Operating income, Net cash used in operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA and Distributable Cash Flow, management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA and Distributable Cash Flow in the same manner. The following tables present a reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net loss, our most directly comparable GAAP financial performance measure, and Distributable Cash Flow to Net cash used in operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2018	2017
Sales	$750.5	$886.5
Cost of sales	637.3	757.0
Gross profit	113.2	129.5
Operating costs and expenses:
Selling	14.7	16.3
General and administrative	40.6	30.6
Transportation	30.3	35.7
Taxes other than income taxes	1.9	5.2
Asset impairment	—	0.4
Other (income) expense	(15.6)	1.9
Operating income	41.3	39.4
Other income (expense):
Interest expense	(45.2)	(43.9)
Debt extinguishment costs	(0.6)	—
Gain (loss) on derivative instruments	(0.1)	5.7
Other	1.5	0.2
Total other expense	(44.4)	(38.0)
Net income (loss) from continuing operations before income taxes	(3.1)	1.4
Income tax benefit	(0.2)	(0.1)
Net income (loss) from continuing operations	$(2.9)	$1.5
Net loss from discontinued operations, net of tax	(1.9)	(7.7)
Net loss	$(4.8)	$(6.2)
Allocation of net loss:
Net loss	$(4.8)	$(6.2)
Less:
General partner’s interest in net loss	(0.1)	(0.1)
Net loss available to limited partners	$(4.7)	$(6.1)
Weighted average limited partner units outstanding:
Basic	78,045,360	77,412,634
Diluted	78,045,360	78,259,909
Limited partners’ interest basic and diluted net income (loss) per unit:
From continuing operations	$(0.04)	$0.02
From discontinued operations	(0.02)	(0.10)
Limited partners’ interest	$(0.06)	$(0.08)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146.6	$164.3
Restricted Cash	350.0	350.0
Accounts receivable, net	280.7	354.1
Inventories	325.0	314.4
Prepaid expenses and other current assets	18.0	8.7
Total current assets	1,120.3	1,191.5
Property, plant and equipment, net	1,149.7	1,159.2
Investment in unconsolidated affiliates	35.1	35.0
Goodwill	171.4	171.4
Other intangible assets, net	102.9	107.9
Other noncurrent assets, net	26.7	23.8
Total assets	$2,606.1	$2,688.8
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$271.1	$282.3
Accrued interest payable	54.3	52.5
Accrued salaries, wages and benefits	24.9	35.9
Other taxes payable	15.1	16.1
Obligations under inventory financing agreements	107.2	103.1
Other current liabilities	19.1	73.7
Current portion of long-term debt	392.6	354.1
Derivative liabilities	0.1	6.0
Discontinued operations, current liabilities	2.8	2.0
Total current liabilities	887.2	925.7
Pension and postretirement benefit obligations	3.1	3.1
Other long-term liabilities	1.6	1.9
Long-term debt, less current portion	1,598.8	1,638.2
Total liabilities	2,490.7	2,568.9
Commitments and contingencies
Partners’ capital:
Partners’ capital	122.6	127.1
Accumulated other comprehensive loss	(7.2)	(7.2)
Total partners’ capital	115.4	119.9
Total liabilities and partners’ capital	$2,606.1	$2,688.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(4.8)	$(6.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss from discontinued operations	1.9	7.7
Depreciation and amortization	29.7	37.1
Amortization of turnaround costs	3.3	7.4
Non-cash interest expense	2.7	2.3
Non-cash debt extinguishment costs	0.6	—
Unrealized gain on derivative instruments	(2.0)	(10.6)
Asset impairment	—	0.4
Equity based compensation	1.1	1.5
Lower of cost or market inventory adjustment	(3.1)	(5.4)
Other non-cash activities	5.7	2.9
Changes in assets and liabilities:
Accounts receivable	44.0	4.4
Inventories	(7.5)	(42.7)
Prepaid expenses and other current assets	(8.5)	(4.0)
Derivative activity	(0.1)	(0.1)
Turnaround costs	(6.8)	(0.5)
Other assets	—	(0.2)
Accounts payable	(9.3)	10.3
Accrued interest payable	1.6	2.6
Accrued salaries, wages and benefits	(11.3)	5.4
Other taxes payable	(1.0)	—
Other liabilities	(55.3)	(46.8)
Pension and postretirement benefit obligations	—	(0.2)
Net cash used in discontinued operating activities	—	(6.0)
Net cash used in operating activities	(19.1)	(40.7)
Investing activities
Additions to property, plant and equipment	(17.6)	(16.9)
Investment in unconsolidated affiliates	(3.8)	—
Proceeds from sale of business, net	28.0	—
Proceeds from sale of property, plant and equipment	0.2	—
Net cash used in discontinued investing activities	(0.5)	(0.3)
Net cash provided by (used in) investing activities	6.3	(17.2)
Financing activities
Proceeds from borrowings — revolving credit facility	4.5	219.7
Repayments of borrowings — revolving credit facility	(4.7)	(190.7)
Payments on capital lease obligations	(0.3)	(2.2)
Proceeds from (payments on) inventory financing	—	32.2
Payments on other financing activities	(0.8)	(0.8)
Debt issuance costs	(3.6)	—
Contributions from Calumet GP, LLC	—	0.1
Net cash provided by (used in) financing activities	(4.9)	58.3
Net increase (decrease) in cash, cash equivalents and restricted cash	(17.7)	0.4
Cash, cash equivalents and restricted cash at beginning of period	514.3	4.2
Cash, cash equivalents and restricted cash at end of period	$496.6	$4.6
Cash and cash equivalents	$146.6	$4.6
Restricted cash	$350.0	$—

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET LOSS TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(4.8)	$(6.2)
Add:
Interest expense	45.2	43.9
Depreciation and amortization	29.7	41.1
Income tax benefit	(0.2)	(0.1)
EBITDA	$69.9	$78.7
Add:
Unrealized gain on derivative instruments	$(2.0)	$(10.6)
Amortization of turnaround costs	3.3	7.4
Impairment charges	—	0.4
Debt extinguishment costs	0.6	—
Non-cash equity based compensation and other items	3.2	2.8
Adjusted EBITDA	$75.0	$78.7
Less:
Replacement and environmental capital expenditures (1)	6.6	5.3
Cash interest expense (2)	42.5	41.6
Turnaround costs	6.8	0.5
Loss from unconsolidated affiliates	(3.7)	(0.1)
Income tax benefit	(0.2)	(0.1)
Distributable Cash Flow	$23.0	$31.5

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH USED IN OPERATING ACTIVITIES
(In millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash used in operating activities:	(Unaudited)
Distributable Cash Flow	$23.0	$31.5
Add:
Replacement and environmental capital expenditures (1)	6.6	5.3
Cash interest expense (2)	42.5	41.6
Turnaround costs	6.8	0.5
Loss from unconsolidated affiliates	(3.7)	(0.1)
Income tax benefit	(0.2)	(0.1)
Adjusted EBITDA	$75.0	$78.7
Less:
Unrealized gain on derivative instruments	$(2.0)	$(10.6)
Amortization of turnaround costs	3.3	7.4
Impairment charges	—	0.4
Debt extinguishment costs	0.6	—
Non-cash equity based compensation and other items	3.2	2.8
EBITDA	$69.9	$78.7
Add:
Unrealized gain on derivative instruments	$(2.0)	$(10.6)
Cash interest expense (2)	(42.5)	(41.6)
Asset impairment	—	0.4
Non-cash equity based compensation	1.1	1.5
Lower of cost or market inventory adjustment	(3.1)	(4.0)
Loss from unconsolidated affiliates	3.7	0.1
Amortization of turnaround costs	3.3	7.4
Income tax benefit	0.2	0.1
Debt extinguishment costs	0.6	—
Changes in assets and liabilities:
Accounts receivable	44.0	(7.6)
Inventories	(7.5)	(46.2)
Other current assets	(8.5)	(4.0)
Derivative activity	(0.1)	(0.1)
Turnaround costs	(6.8)	(0.5)
Other assets	—	(0.2)
Accounts payable	(9.3)	21.7
Accrued interest payable	1.6	2.6
Other current liabilities	(67.6)	(41.1)
Other, including changes in noncurrent liabilities	3.9	2.7
Net cash used in operating activities	$(19.1)	$(40.7)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(In millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Segment Adjusted EBITDA to Net loss:	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$37.7	$45.6
Fuel products Adjusted EBITDA	38.7	36.8
Discontinued operations Adjusted EBITDA	(1.4)	(3.7)
Total segment Adjusted EBITDA	$75.0	$78.7
Less:
Unrealized gain on derivative instruments	$(2.0)	$(10.6)
Amortization of turnaround costs	3.3	7.4
Impairment charges	—	0.4
Debt extinguishment costs	0.6	—
Non-cash equity based compensation and other items	3.2	2.8
EBITDA	$69.9	$78.7
Less:
Interest expense	$45.2	$43.9
Depreciation and amortization	29.7	41.1
Income tax benefit	(0.2)	(0.1)
Net loss	$(4.8)	$(6.2)